Exhibit 7

AMENDMENT NO. 1

TO THE

INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTOR RIGHTS AGREEMENT, dated as of February 8, 2018 (this “Amendment”), is entered into by and among Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), each Person identified on Schedule 1 hereto as a Former Greater Media Stockholder (each, individually, a “Former Greater Media Stockholder” and, collectively, the “Former Greater Media Stockholders”), each Person identified on Schedule 2 hereto as a Beasley Family Stockholder (each, individually, a “Beasley Family Stockholder” and, collectively, the “Beasley Family Stockholders” and together with the Former Greater Media Stockholders, each, individually, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined elsewhere in this Amendment shall have the meanings ascribed to them in the Investor Rights Agreement, dated as of November 1, 2017, by and among the Company and each of the parties identified on Schedule 1 and Schedule 2 thereto (the “Investor Rights Agreement”).

RECITALS

WHEREAS, the parties desire to amend the Investor Rights Agreement so as to amend certain terms relating to the right of the Former Greater Media Stockholders to appoint a director to the Board;

WHEREAS, Section 25 of the Investor Rights Agreement provides for the amendment of the Investor Rights Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties have agreed to amend the Investor Rights Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The definition of “Fall-Away of Board Rights in Section 1(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Fall-Away of Board Rights” – the date which is one day before the 2020 annual meeting of the Company’s stockholders.

2. Section 4(b) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Until the Fall-Away of Board Rights, the Former Greater Media Stockholders shall be entitled to appoint one director to serve on the Board, subject to such Person’s satisfaction of the Director Qualification Standards. The Company shall (i) include the Former GM Stockholder Director Designee in its slate of nominees for election to the Board at the 2018 and 2019 annual meeting of the stockholders of the Company or any special meeting of the stockholders of the Company occurring prior to the Fall-Away of

Board Rights at which directors are to be elected and at which the seat held by the Former GM Stockholder Director Designee is subject to election and (ii) recommend that the Company’s stockholders vote in favor of the election of the Former GM Stockholder Director Designee at each such annual or special meeting of the Company’s stockholders and shall otherwise support such Former GM Stockholder Director Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. The Beasley Family Stockholders agree to vote all of their Shares in favor of the election of the Former GM Stockholder Director Designee at the 2018 and 2019 annual meeting of the stockholders of the Company or any special meeting of the stockholders of the Company occurring prior to the Fall-Away of Board Rights at which directors are to be elected. The Company and the Board shall take all reasonably necessary actions to ensure that, at all times when a Former GM Stockholder Director Designee is eligible to be appointed or nominated, there are sufficient vacancies on the Board to permit such designation. For the avoidance of doubt, (i) the Former Greater Media Stockholders shall not be required to comply with the advance notice provisions generally applicable to the nomination of directors by the Company so long as the Former Greater Media Stockholders provide reasonable advance notice to the Company of the Former GM Stockholder Director Designee prior to the mailing of the proxy statement by the Company (provided, that the Company shall provide reasonable advance notice to the Former Greater Media Stockholders of the expected mailing date of the proxy statement) and (ii) the right of the Former Greater Media Stockholders to appoint a director to serve on the Board pursuant to this Agreement shall terminate at the Fall-Away of Board Rights and the Company shall have no obligation to nominate any Former GM Stockholder Director Designee at the 2020 annual meeting of the stockholders of the Company or any annual or special meeting of the stockholders of the Company occurring thereafter at which directors are to be elected.”

3. References to the Investor Rights Agreement. After giving effect to this Amendment, each reference in the Investor Rights Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Investor Rights Agreement shall refer to the Investor Rights Agreement as amended by this Amendment.

4. Other Miscellaneous Terms. The provisions of Sections 11 (Notices), 12 (Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury), 15 (Severability), 16 (Expenses), 17 (Remedies), 18 (Confidentiality; Public Announcements, Etc.), 19 (Counterparts; Effectiveness), 20 (No Trustee Liability), 21 (No Recourse), 24 (Informed Decision; Advice of Counsel) and 25 (Amendment and Waiver) of the Investor Rights Agreement shall apply mutatis mutandis to this Amendment, and to the Investor Rights as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

5. No Further Amendment. Except as amended hereby, the Investor Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ B. Caroline Beasley
Name: B. Caroline Beasley
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

FORMER GREATER MEDIA STOCKHOLDERS:

PETER A. BORDES MARITAL TRUST

By:	/s/ Peter A. Bordes, Jr.
Name: Peter A. Bordes, Jr. Title: Trustee

By:	/s/ Stephanie Bordes
Name: Stephanie Bordes Title: Trustee

By:	/s/ Stephen Bordes
Name: Stephen Bordes Title: Trustee

By:	/s/ Cristina Bordes
Name: Cristina Bordes Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

LEE BORDES 2015 GRAT #7

By:	/s/ Cristina Bordes
Name: Cristina Bordes Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

PETER A. BORDES, JR. 2009 GIFT TRUST
By:	/s/ Peter A. Bordes, Jr. Name: Peter A. Bordes, Jr. Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

STEPHANIE BORDES 2009 GIFT TRUST
By:	/s/ Stephanie Bordes
Name: Stephanie Bordes
Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

CRISTINA BORDES 2009 GIFT TRUST
By:	/s/ Cristina Bordes Name: Cristina Bordes Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

STEPHEN BORDES 2009 GIFT TRUST
By:	/s/ Stephen Bordes Name: Stephen Bordes Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

LEE BORDES 2017 GRAT #1
By:	/s/ Christina Bordes Name: Cristina Bordes Title: Trustee

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

LEE BORDES 2017 GRAT #2
By:	/s/ Cristina Bordes Name: Cristina Bordes Title: Trustee

BEASLEY FAMILY STOCKHOLDERS:

/s/ George G. Beasley
George G. Beasley

GEORGE G. BEASLEY REVOCABLE LIVING TRUST DATED MAY 26, 2006

By:	/s/ George G. Beasley
Name:	George G. Beasley
Title:	Trustee

REB FLORIDA INTANGIBLE TAX TRUST DATED AUGUST 20, 2004

By:	/s/ Robert E. Beasley
Name:	Robert E. Beasley
Title:	Trustee

GGB FAMILY ENTERPRISES, INC.

By:	/s/ George G. Beasley
Name:	George G. Beasley
Title:	President

GGB FAMILY LIMITED PARTNERSHIP

By: GGB Family Enterprises, its General Partner

By:	/s/ George G. Beasley
Name:	George G. Beasley
Title:	President

GGB II FAMILY LIMITED PARTNERSHIP

By: GGB Family Enterprises, its General Partner

By:	/s/ George G. Beasley
Name:	George G. Beasley
Title:	President

BRUCE G. BEASLEY REVOCABLE TRUST DATED JUNE 19, 2006

By:	/s/ Bruce G. Beasley
Name:	Bruce G. Beasley
Title:	Trustee

GEORGE G. BEASLEY TRUST F/B/O BRUCE G. BEASLEY U/A/D 12/9/08

By:	/s/ Bruce G. Beasley
Name:	Bruce G. Beasley
Title:	Trustee

BARBARA CAROLINE BEASLEY REVOCABLE TRUST DATED APRIL 14, 1998

By:	/s/ Barbara Caroline Beasley
Name:	Barbara Caroline Beasley
Title:	Trustee

GEORGE G. BEASLEY TRUST F/B/O BARBARA CAROLINE BEASLEY U/A/D 12/9/08

By:	/s/ Barbara Caroline Beasley
Name:	Barbara Caroline Beasley
Title:	Trustee

BRIAN E. BEASLEY REVOCABLE TRUST DATED JUNE 17, 2003

By:	/s/ Brian E. Beasley
Name:	Brian E. Beasley
Title:	Trustee

GEORGE G. BEASLEY TRUST F/B/O BRIAN E. BEASLEY U/A/D 12/9/08

By:	/s/ Brian E. Beasley
Name:	Brian E. Beasley
Title:	Trustee

BRADLEY C. BEASLEY REVOCABLE TRUST DATED JUNE 13, 1999

By:	/s/ Bradley C. Beasley
Name:	Bradley C. Beasley
Title:	Trustee

GEORGE G. BEASLEY TRUST F/B/O BRADLEY C. BEASLEY U/A/D 12/9/08

By:	/s/ Bradley C. Beasley
Name:	Bradley C. Beasley
Title:	Trustee